Exhibit 10(k)

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 18, 2008, between SOUTH HAMPTON RESOURCES, INC., a Texas corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).  Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A.           Borrower and Lender entered into that certain Credit Agreement dated as of May 25, 2006 (as amended by that certain Waiver and First Amendment to Credit Agreement dated as of December 31, 2006, that certain Waiver and Second Amendment to Credit Agreement and First Amendment to Borrower Security Agreement dated as of September 19, 2007, that certain Third Amendment to Credit Agreement dated as of January 28, 2008, that certain Waiver and Fourth Amendment to Credit Agreement dated as of July 9, 2008, and as further, restated or supplemented, the “Credit Agreement”), under which Lender agreed to provide to Borrower, subject to the terms and conditions contained therein, a revolving credit facility and a term loan facility.

B.           Borrower has requested that Lender make, and Lender has agreed to make, an amendment to the Credit Agreement, subject to the terms and conditions of this Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1. Amendment to Credit Agreement.   Section 1.1 of the Credit Agreement is hereby amended to delete the defined term “Revolving Committed Amount” and replace it as follows in its appropriate alphabetical order:

“Revolving Committed Amount means, (a) until the earlier to occur of (i) the date that Lender executes and amendment to this Agreement in Proper Form that provides for an additional term loan in the amount of up to $4,000,000 to finance further expansion to the Subject Property, and (ii) November 30, 2008, $22,000,000, and (b) thereafter, $17,000,000.”

2. Conditions.  This Amendment shall be effective once each of the following have been delivered to Lender in Proper Form:

(a) this Amendment executed by Borrower and Lender, together with Guarantors’ Consent and Agreement attached to this Amendment executed by such Guarantors;

(b) a replacement Revolving Note in the principal amount of the Revolving Committed Amount (after giving effect to this Amendment);

(c) a Secretary’s Certificate by the Secretary of Borrower with all attachments thereto; and

(d) such other documents and information as Lender may reasonably request.

3. Representations and Warranties.  Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment after giving effect to this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party other than in respect of the Existing Default (before giving effect to this Amendment), and (g) to the best of Borrower’s knowledge after due inquiry and investigation, no Potential Default or Default has occurred and is continuing.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

4. Scope of Amendment; Reaffirmation; Release.  All references to the Credit Agreement shall refer to the Credit Agreement as affected by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as affected by this Amendment) and any other Loan Document, the terms of the Credit Agreement (as affected by this Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement (as amended by this Amendment).  Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment).

5.	Miscellaneous.

(a) No Waiver of Defaults.  This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents other than the Existing Default, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(c) Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

(d) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(e) Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Amendment may be transmitted and signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on Borrower and Lender.

(f) Governing Law.  This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(g) Arbitration.  Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 13.9 of the Credit Agreement.

(h) Entirety.  THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following page.]

1423366v1

This Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER

                                  SOUTH HAMPTON RESOURCES, INC.

By:/s/ Nick Carter
Name:__Nick Carter________
Title:                 President

LENDER

BANK OF AMERICA, N.A.

By:/s/Adam Rose
Name: Adam Rose
Title: Vice President